UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: June 10, 2009
(Date of earliest event reported)

Lithia Motors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Oregon	0-21789	93 - 0572810
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

360 E. Jackson Street
Medford, Oregon 97501
(address of Principal Executive Offices) (Zip Code)

541-776-6868
Registrant's Telephone Number, Including Area Code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

     Effective June 10, 2009, Susan O. Cain was appointed a director of the company and assumed the chair of the Audit Committee. Ms. Cain is a Senior Instructor in Accounting at Southern Oregon University in Ashland Oregon. She is a CPA (California) and was in public accounting with KPMG LLP for 21 years, retiring as a partner in 1999. Ms. Cain graduated with a B.A. in General Science in 1976 from Oregon State University and received her Master of Science in Taxation in 2005 from Washington School of Law, Washington Institute of Graduate Studies. Also effective June 10, 2009, A.J. Wagner and Charlie Hughes resigned from the board of directors and the committees on which they served.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.
(Registrant)

Date:	June 11, 2009	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary